UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 3, 2013 (March 28, 2013)

Ampal-American Israel Corporation
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-538 (Commission File Number)	13-0435685 (IRS Employer Identification No.)
477 Madison Avenue New York, NY, USA (Address of principal executive offices)	10022 (Zip Code)
(866) 447-8636 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           In connection with Ampal-American Israel Corporation’s (the “Company”) voluntary petition for relief commenced on August 29, 2012 under Chapter 11 (Case No. 12-13689) (the “Case”) of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), the Company entered into a Stipulation together with all the members of the Board of Directors of the Company (the “Board”) other than Yosef A. Maiman, and the officers of the Company other than Yosef A. Maiman, by and through their respective counsel (the “Stipulation”).  At a meeting on March 28, 2013, the Board agreed to certain actions relating to the governance of the Company, including modifying the size of the Board and electing replacement directors, in each case subject to the approval of the Stipulation by the Bankruptcy Court.

In connection with the Stipulation, on March 28, 2013, the Company was notified in writing that the following directors were resigning from their positions as directors of the Company, effective upon the earlier of (i) the appointment by the Bankruptcy Court of a Chief Restructuring Officer, Trustee, or other independent fiduciary to lead the Company or (ii) April 9, 2013 at 23:59 pm (Tel Aviv time) (the “Effective Date”): Revital Degani, Irit Eluz, Leo Malamud, Erez Meltzer, Menahem Morag, Sabih Saylan and Daniel Vaknin.

Additionally, the Company was notified on March 28, 2013 that the following officers were resigning from their positions as officers of the Company, as of the Effective Date: Nir Bernstein, Irit Eluz, Yoram Firon and Amit Mantsur.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPAL-AMERICAN ISRAEL CORPORATION

Date: April 3, 2013	By:	/s/ Yoram Firon
		Name:	Yoram Firon
		Title:	Vice President - Investments and
Corporate Affairs and Secretary